Exhibit 10.20

                        INDEPENDENT CONTRACTOR AGREEMENT

     This Agreement is entered into as of the 1st day of June, 2004, between
Telemetrix, Inc. ("the Company") and Richard L. West ("the Contractor").

1.   Independent Contractor. Subject to the terms and conditions of this
Agreement, the Company hereby engages the Contractor as an independent contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement.

2.   Duties, Term, and Compensation. The Contractor's duties, term of engagement, compensation and provisions for payment thereof shall be as set forth in the terms previously provided to the Company by the Contractor, attached as Exhibit A, and which are hereby incorporated by reference.

3.   Confidentiality. The Contractor acknowledges that during the engagement he will have access to and become acquainted with various trade secrets, information, and records owned or licensed by the Company and/or used by the
Company in connection with the operation of its business including, without limitation, the Company's business and product processes, methods, customer lists, accounts and procedures. The Contractor agrees that he will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, information, letters, notes, and similar items relating to the business of the Company, whether prepared by the Contractor or otherwise coming into his possession, shall remain the exclusive property of the Company. The
Contractor shall not retain any copies of the foregoing without the Company's prior written permission. Upon the expiration or earlier termination of this
Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in his possession or under his control. The Contractor further agrees that he will not disclose his retention as an independent contractor or the terms of this Agreement to any person without the prior written consent of the Company and shall at all times preserve the confidential nature of his relationship to the Company and of the services hereunder.

4.   Conflicts of Interest; Non-hire Provision. The Contractor represents that he is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Contractor and any third party.
During the term of this agreement, the Contractor shall devote as much of his productive time, energy and abilities to the performance of his duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Contractor is expressly free to perform services for other parties while performing services for the Company. For a period of six months following any termination, the Contractor shall not, directly or indirectly hire, solicit, or encourage to leave the Company's employment, any employee, consultant, or contractor of the Company or hire any such employee, consultant, or contractor who has left the Company's employment or contractual engagement within one year of such employment or engagement.

5.   Termination. If the Contractor is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of the Company, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of this Agreement, the Company at any time may terminate the engagement of the Contractor immediately and without prior written notice to the Contractor.

6.   Independent Contractor. This Agreement shall not render the Contractor an employee, partner, agent of, or joint venturer with the Company for any purpose. The Contractor is and will remain an independent contractor in his relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Contractor's compensation hereunder. The
Contractor shall have no claim against the Company hereunder or otherwise for sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

7.   Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

8.   Choice of Law. The laws of the state of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

9.   Arbitration. Any controversies arising out of the terms of this
Agreement or its interpretation shall be settled in Delaware in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

10.   Waiver. Waiver by one party hereto of breach of any provision of this
Agreement by the other shall not operate or be construed as a continuing waiver.

11.   Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

      If to the Contractor:        Richard L. West
                                   c/o West Law Firm, LLC
                                   245 Park Ave., 39th Floor
                                   New York, New York 10167

      If to the Company:           Telemetrix, Inc.
                                   300 Village Green Circle, Suite 201
                                   Smyrna, Georgia 30080

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

12.   Modification or Amendment. No amendment, change or modification of this
Agreement shall be valid unless in writing signed by the parties hereto.

13.   Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

14.   Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

     IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

Telemetrix, Inc.                               Richard L. West
/s/ Patrick J. Kealy                       /s/ Richard L. West
    Patrick J. Kealy
    Chairman

                                   SCHEDULE A

                         DUTIES, TERM, AND COMPENSATION

DUTIES:   The Contractor will serve as Corporate Secretary and General Counsel as well as provide general administrative assistance to the Company, including but not limited to management of internal corporate governance, general corporate secretarial duties, and direction and management of outside legal counsel. He will report directly to the
          Executive Committee of the Company and to any other party designated by the Board of Directors in connection with the performance of the duties under this Agreement and shall fulfill any other duties reasonably requested by the Company and agreed to by the Contractor.

TERM:     This engagement shall commence upon the effective date of this
          Agreement and shall continue in full force and effect through May 31,
          2005. Upon expiration, the Company agrees to negotiate a renewal of this Agreement including an increase in the compensation, giving due consideration to the financial condition of the Company at such time of renewal.

COMPENSATION:

     As full compensation for the services rendered pursuant to this Agreement, the Company shall pay the Contractor:

     1.   $50,000 per annum, through the end of 2004 payable in monthly installments of $4,166.67 each. Beginning December 1, 2004, the annualized rate will increase to $75,000 per annum and will remain for the balance of the term, payable in monthly installments of $6,250;
          and

     2.   A number of waarants to purchase 500,000 common shares of the company's stock upon execution of this agreement at a strike price equal to the fair market value of the stock at the time of grant.